EXHIBIT 5.2

ROPES & GRAY LLP THREE EMBARCADERO CENTER SAN FRANCISCO, CA 94111-4006 WWW.ROPESGRAY.COM

December 30, 2011

Apricus Biosciences, Inc.
6330 Nancy Ridge Drive, Suite 103
San Diego, CA 92121

Re:           Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) common stock, par value $0.001 per share (the “Common Stock”), of Apricus Biosciences, Inc., a Nevada corporation (the “Company”), (ii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”),  and (iii) warrants to purchase Common Stock and/or Preferred Stock (the “Warrants”). The Common Stock, Preferred Stock and Warrants are sometimes referred to collectively herein as the “Securities.”  The Registration Statement registers an unspecified number of shares of Common Stock and Preferred Stock and an unspecified number of Warrants.  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below.

The opinion expressed below is limited to California law.

Express assumptions to which the opinion set forth below is subject are as follows:

•	the Company continues to be validly existing as a corporation;

•
all required authorizations and approvals have been received from, and all notices given to and documents filed with, governmental authorities and regulatory bodies to the extent required by applicable law; and

•
after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock committed to be issued upon the exercise, exchange, conversion or settlement, as the case may be, of any security then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company’s Articles of Incorporation, as amended and then in effect (the “Charter”).

For purposes of the opinion expressed below, we refer to the following as the “Future Authorization and Issuance” of the Warrants:

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(a) the authorization by the Company of the terms and issuance of the Warrants (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration to be paid therefor in accordance with the Authorization; and

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(a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which the Warrants are to be issued and (b) the establishment of the terms of such Warrants, and the execution and delivery of such Warrants, in conformity with any applicable agreement under which such Warrants are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that upon the Future Authorization and Issuance, the Warrants will be valid and binding obligations of the Company.

The opinion expressed above, as it relates to the Warrants, is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Ropes & Gray LLP